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                                                                      EXHIBIT 11
                              CKE RESTAURANTS, INC.
                        CALCULATION OF EARNINGS PER SHARE
                     (In thousands except per share amounts)

                                                          Twelve Weeks Ended        Forty Weeks Ended
                                                       -----------------------   ------------------------
                                                       November 4,  November 6,  November 4,  November 6,
                                                          1996        1995          1996         1995
                                                       ----------   ---------    ----------    ----------
PRIMARY EARNINGS PER SHARE
--------------------------

    Net income                                          $ 5,588      $ 3,021      $16,113      $ 7,744
                                                        =======      =======      =======      =======

    Weighted average number of common
        shares outstanding during the period             19,230       18,363       18,873       18,253

    Incremental common shares attributable
        to exercise of outstanding options                  593          298          495          156
                                                        -------      -------      -------      -------

            Total shares                                 19,823       18,661       19,368       18,409
                                                        =======      =======      =======      =======


                   Primary earnings per share           $   .28      $   .16      $   .83      $   .42
                                                        =======      =======      =======      =======


FULLY DILUTED EARNINGS PER SHARE
--------------------------------

    Net income                                          $ 5,588      $ 3,021      $16,113      $ 7,744
                                                        =======      =======      =======      =======

    Weighted average number of common
        shares outstanding during the period             19,230       18,363       18,873       18,253

    Incremental common shares attributable
        to exercise of outstanding options                  593          343          593          343
                                                        -------      -------      -------      -------

            Total shares                                 19,823       18,706       19,466       18,596
                                                        =======      =======      =======      =======


                   Fully diluted earnings per share     $   .28      $   .16      $   .83      $   .42
                                                        =======      =======      =======      =======


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